EXHIBT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moving Box, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1/A, Amendment No. 3, of our report dated July 22, 2010, of Moving Box, Inc. relating to the financial statements as of March 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

February 17, 2011